Exhibit 99.2

FOR IMMEDIATE RELEASE
GSE Systems Acquires DP Engineering
-- Adds highly-complementary design modification capabilities to GSE’s global engineering platform --
-- Immediately accretive to GSE’s adjusted earnings per share while adding significant scale --

COLUMBIA, MD – February 19, 2019 – GSE Systems, Inc. (“GSE” or “the Company”) (Nasdaq: GVP), a leading provider of  engineering, expert staffing, and simulation software to clients in the power and process industries, today announced that the Company acquired DP Engineering Ltd. Co. (“DP Engineering”), a specialized provider of high-value engineering services and solutions to the nuclear power industry.  DP Engineering is known by its clients as a responsive and experienced organization that brings technical knowledge and creativity to their projects.

Founded in 1995 in Fort Worth, Texas, DP Engineering generates over 90% of its revenue from the nuclear power industry.  DP Engineering employs approximately 110 full-time professionals with core expertise in:  mechanical design; civil/structural design; electrical, instrumentation and controls design; digital controls/cyber security; and fire protection.  DP Engineering primarily works under master service agreements as the Engineer of Choice for leading nuclear utility operators.  More than 80% of DP Engineering’s revenue is expected to be generated under time-and-materials contracts, with the remainder from fixed-price agreements.  Over the past three years, DP Engineering’s average annual revenue was greater than $20 million, with gross profit margins in excess of 30% and strong free cash flow.

Kyle Loudermilk, GSE’s President and Chief Executive Officer, commented, “We are absolutely thrilled to add DP Engineering to the business.  With DP Engineering, GSE adds an outstanding team of nuclear-focused professionals delivering an array of complementary high-value-added engineering capabilities.  These capabilities include a core competency in engineering design modifications centered around regularly scheduled nuclear plant outages.  In addition to broadening GSE’s engineering services offering, DP Engineering expands and deepens our relationships with several of the largest U.S. nuclear energy providers, while improving GSE’s overall operating margin profile.  As one company, we will add greater value to our customers than either could offer independently.  The acquisition of DP Engineering is yet another compelling proof point in GSE’s strategy to create value for customers, employees, and shareholders by consolidating a fragmented vendor ecosystem serving the nuclear power industry.”

Transaction Details
GSE acquired 100% of the equity interest of DP Engineering for $13.5 million in cash, subject to customary working capital adjustments, with additional purchase consideration of up to $5.0 million payable as an earn-out contingent upon DP Engineering satisfying certain annual adjusted EBITDA thresholds over the next two years ranging from $2.75 million to $4.3 million.  GSE drew on its existing delayed draw term loan facility to fund the transaction.  GSE also expects that the transaction will be immediately accretive to the Company’s adjusted earnings per share.  For reporting purposes, DP Engineering will be included in GSE’s Performance Improvement Solutions segment.

Chris Sorrells, GSE’s Chief Operating Officer, commented, “Over the past 16 months, GSE has acquired DP Engineering, True North Consulting, and Absolute Consulting, establishing GSE as the go-to provider of specialized engineering and expert staffing solutions in the nuclear power industry.  GSE can now deploy over 500 highly specialized employees to serve the complex needs of the nuclear power industry during a time when it is facing acute shortages of technical talent and expertise.  On a pro forma basis, GSE’s revenue exceeds $100 million, making the Company one of the largest independent nuclear service companies in the United States.  During our leadership team’s tenure, GSE’s pro forma revenue growth is approximately 130%, while our stock price has appreciated over 110%.  We are extremely pleased with our progress.  Moreover, GSE’s deal pipeline remains robust, and we continue to work diligently in pursuit of additional acquisitions that can enhance shareholder value in our targeted areas of specialized engineering and expert staffing for the broader power industry as well as national laboratories focused on nuclear power.”

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a leading provider of engineering, expert staffing, and simulation software to clients in the power and process industries.  GSE’s products and services are tailored to help customers achieve performance excellence in design, training, compliance, and operations.  The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe.  GSE Systems is headquartered in Maryland, with offices in Florida, Colorado, Texas, Arkansas, Louisiana, and Beijing, China.  Information about GSE Systems is available at www.gses.com.
FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  These statements reflect our current expectations concerning future events and results.  We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking.  These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted earnings per share (“EPS”) are not measures of financial performance under generally accepted accounting principles (“GAAP”).  We believe that Adjusted EBITDA and Adjusted EPS, in addition to operating profit, net income, and other GAAP measures, are useful to investors to evaluate financial results because they exclude certain items not directly related to core operating performance that may, or could, have a disproportionate positive or negative impact on results for any particular period.  Investors should recognize that Adjusted EBITDA and Adjusted EPS might not be comparable to similarly-titled measures of other companies.  We define EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”).  We define Adjusted EBITDA as EBITDA plus adjustments for consulting support for finance restructuring, stock-based compensation expense, restructuring charges, gain/loss from changes in fair value of contingent consideration, acquisition-related expense, and bankruptcy related expenses.  Similarly, Adjusted EPS reflects per-share earnings on an adjusted basis.  With respect to Adjusted EBITDA and Adjusted EPS on a forward-looking basis and as a combined company with DP Engineering, a reconciliation of the difference between these non-GAAP expectations and the corresponding GAAP measures (expected net income and expected earnings per share) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, adjustments to the provision for income taxes, depreciation of fixed assets, amortization of intangibles, costs related to restructuring actions and interest expense, certain anticipated cost synergies, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance.  The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Company Contact	The Equity Group Inc.
Chris Sorrells	Kalle Ahl, CFA
Chief Operating Officer	(212) 836-9614
GSE Systems, Inc.	kahl@equityny.com
(410) 970-7802